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Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors Forest Oil Corporation:

We consent to incorporation by reference in the registration statement (No. 033-59504) on Form S-8 of Forest Oil Corporation—Retirement Savings Plan of Forest Oil Corporation of our report dated June 1, 2004, relating to the statements of net assets available for benefits of the Retirement Savings Plan of Forest Oil Corporation as of December 31, 2003 and 2002 and the related statement of changes in net assets available for benefits for the year ended December 31, 2003, and the related supplemental schedules of assets (held at end of year) as of December 31, 2003 and nonexempt transactions for the year ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 11-K of the Retirement Savings Plan of Forest Oil Corporation.

KPMG LLP

Denver, Colorado
June 18, 2004

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Consent of Independent Registered Public Accounting Firm